EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 6, 2004	Contact: Robin Schoen 215-504-2122

Ramp Corporation Announces LifeRamp Family Financial, Inc.

LifeRamp LivingChoiceSM Program to Provide Financial Assistance to People with Cancer

New York, NY - Ramp Corporation [AMEX:RCO] today announced its new, wholly-owned subsidiary, LifeRamp Family Financial, Inc. ("LifeRamp"), a Utah corporation.  LifeRamp intends to provide financial assistance to a large subset of individuals with cancer and their families, by letting them establish lines of credit against the face value of their qualifying life insurance policies, at reasonable rates.  LifeRamp's LivingChoice program is scheduled to become available in many states during the third quarter of 2004.

LifeRamp's LivingChoice program will extend lines of credit in amounts of up to 75% of the face value of a qualifying life insurance policy.  Lines of credit can be made against most term, whole, group or individual policies, and require no monthly payments or repayment during the lifetime of the insured.  Additionally, no credit check, employment verification, or medical exam will be required.  Eligibility will be based solely on the medical diagnosis and the life insurance policy.

"American families confronting cancer often experience some form of financial distress," stated Andrew Brown, Ramp CEO and President.  "Since most Americans have life insurance, the ability to utilize this asset could ease the financial burden placed on families in this difficult situation.  LifeRamp's LivingChoice Program is designed to enable people with cancer to obtain credit against the face value of their life insurance policies. We expect this innovative financial solution to have widespread appeal," Brown concluded.

LifeRamp's LivingChoice program benefits include:

▪ A personal Nurse Advocate to assist with the application process and ongoing borrower support

▪ No credit standards or required payments during the insured's lifetime

▪ Sole source of loan repayment is death benefit proceeds payable by the life insurance policy issuer

▪ Assistance should not jeopardize eligibility for means-based programs, nor are there any tax consequences

▪ Original beneficiaries continue to hold a residual financial interest in the life insurance policy proceeds

▪ Re-evaluation is available for appropriate increases in the credit line amount

▪ Funds are available on an as-needed basis, subject to underwriting requirements and establishment of eligibility

Ramp Corporation is the parent company of HealthRamp, Inc. and OnRamp, formerly known as our Frontline division.  HealthRamp's CarePoint™ and CareGiver™ products enable communication of high value-added healthcare information among healthcare providers and a wide range of medical services providers and product vendors.  OnRamp provides a state of the art telecommunications center that enables 24/7 communications between a medical practice and its patients.  Additional information about Ramp, and its products and services, can be found at www.Ramp.com.

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         Safe Harbor Statement: To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its Internet services and related software, the effectiveness, profitability and the marketability of those services, the ability of the Company to protect its proprietary information and to retain and expand its user base,  the establishment of an efficient corporate operating structure as the Company grows and, other risks detailed from time-to-time in our filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update any forward-looking statements.